                                                             Exhibit 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-07007 of Teleport Communications Group Inc. on Form S-8 of our report dated October 27, 1997, relating to the financial statements of the Teleport Communications Group Inc. Employee Stock Purchase Plan (1996) appearing in this Annual Report on Form 10-K/A of Teleport Communications Group Inc.

/s/  Deloitte & Touche LLP
     ---------------------
     Deloitte & Touche LLP

     New York, New York
     October 27, 1997